SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ------------------------------

                                   Form 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Prime Retail, Inc.
             (Exact name of registrant as specified in its charter)


         Maryland                                             38-2559212
         --------                                             ----------
(State of incorporation or organization)                   (I.R.S. Employer
                                                           Identification No.)

         100 East Pratt Street
            Nineteenth Floor
          Baltimore, Maryland                                     21202
          -------------------                                     -----
 (Address of principal executive offices)                       (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of each class                      Name of each exchange on which
        to be so registered                      each class is to be registered
        -------------------                      ------------------------------
               None

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          Common Stock, $0.01 par value
            8.5% Series B Cumulative Preferred Stock, $0.01 par value
                                (Title of class)

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to Be Registered.

                  Item 1 is hereby amended and supplemented as follows:

     The securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, are the Registrant's Common Stock, $0.01 par value (the "Common Stock"), and 8.5% Series B Cumulative Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock"). A description of the Common Stock and Series B Preferred Stock is set forth under the captions "Description of the Capital Stock of New Prime - New Prime Common Shares" and
"Description of the Capital Stock of New Prime - New Prime Series B Preferred Shares", respectively, in the Prospectus of the Registrant's Registration Statement on Form S-4 (No. 333-50139) originally filed by the Registrant with the Securities and Exchange Commission on April 15, 1998, as amended through the date hereof (the "Registration Statement"). The descriptions of the Common Stock and Series B Preferred Stock, as set forth in the Registration Statement, are incorporated herein by reference.

     The Common Stock and Series B Preferred Stock trade on the OTC Bulletin Board under the trading symbols "PMRE" and "PMREO", respectively. The Common Stock and Series B Preferred Stock were previously listed on the New York Stock Exchange under the trading symbols "PRT" and "PRT.PRB", respectively. The Common Stock and Series B Preferred Stock remain publicly traded and the Registrant continues to be subject to all applicable Securities and Exchange Commission rules and regulations.

Item 2.           Exhibits.

                  None.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    PRIME RETAIL, INC.



                                    By:      /s/ C. Alan Schroeder
                                             -----------------------------------
                                    Name:    C. Alan Schroeder
                                    Title:   Executive Vice President -
                                             General Counsel and Secretary

Date: November 15, 2001